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                                                                 Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 25, 2000 relating to the financial statements of AT&T Latin America Corp., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
August 2, 2000
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 2, 1998, except as to the restatement which is as of August 6, 1998, relating to the financial statements of FirstCom Corporation which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Florham Park, New Jersey
August 2, 2000






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